UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas	1-13038	52-1862813
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File Number)	Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2007, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries and affiliates (the “Sellers” and, collectively with the Partnership, “Crescent”), and Walton TCC Hotel Investors V, L.L.C., a Delaware limited liability company (the “Purchaser”), had entered into a series of Purchase and Sale Agreements which were amended on March 23, 2007 effective as of March 5, 2007 (collectively, as so amended, the “Original Purchase Agreement”) pursuant to which, among other things, (a) the Sellers agreed to sell to the Purchaser all of the Sellers’ rights, title and interest in the Fairmont Sonoma Mission Inn & Spa®, the Sonoma Golf Club, the Ventana Inn & Spa®, the Park Hyatt Beaver Creek Resort & Spa, the Omni Austin hotel and the Austin Center office building adjacent to the hotel, the Denver Marriott hotel and the Renaissance Houston hotel and (b) the Partnership agreed to guaranty certain obligations of the Sellers under the Original Purchase Agreement. The Original Purchase Agreement was terminated by the Purchaser on April 2, 2007 at the end of its due diligence period.
     On April 6, 2007, the Sellers and the Purchaser reinstated and amended the Original Purchase Agreement (as so amended, the “Purchase Agreement”). The total gross purchase price under the Purchase Agreement, which was determined through arm’s length negotiations between the parties, is approximately $620,000,000. Crescent’s share of the gross purchase price, determined after taking into account the interests of its partners in the sales and incentive payments due as a result of the sales, is approximately $580,000,000. The Purchaser has paid a nonrefundable earnest money deposit of approximately $11,000,000.
     The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain customary closing conditions. There are no assurances that the conditions will be met or that the transaction will be consummated. The parties to the Purchase Agreement presently anticipate that the closing will occur during the second quarter of 2007. Neither Crescent Real Estate Equities Company, the sole shareholder of the general partner and the majority limited partner of the Partnership, nor the Partnership, nor any of the Sellers or any affiliate of the foregoing, has a material relationship with Purchaser, other than pursuant to the Purchase Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: April 9, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary